EXHIBIT 23(a)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 of our report dated December 8, 1997 relating to the balance sheet of Eagle Bancorp, Inc. as of November 30, 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the period stated therein, and to the reference to our Firm under the heading "Experts" in the Prospectus.

                                                      Stegman & Company

                                                      /s/ STEGMAN & COMPANY



Baltimore, Maryland
January 22, 1998